Brown & Wood LLP



April 30, 1999



Board of Directors
California Daily Tax Free Income Fund, Inc.
c/o  Reich & Tang Asset Management L.P.
600 Fifth Avenue
New York,  New York  10020

Ladies and Gentlemen:

         We have acted as special California tax counsel for the California Daily Tax Free Income Fund, Inc. ("Fund") with respect to the filing by the Fund of the Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933, as amended. The date the Registration Statement becomes effective is referred to herein as the "Effective Date."

         In accordance with our understanding with you as to the scope of our services, we have reviewed the Prospectus and the Statement of Additional Information included in the Registration Statement and California income tax statues and income tax regulations as they relate to the Fund.

         On the basis of the information we gained in the course of serving as special California tax counsel, we advise you that the statements relating to California income tax matters contained under the heading "Tax Consequences - California Income Taxes" in the Prospectus and under the heading "Taxation of the Fund - California Income Taxes" in the Statement of Additional Information are complete and accurate in all material respects.

         Our opinion is limited to statements in the above-mentioned sections and subsections relating to California income tax law. We express no other opinion as to other portions of those sections that contain statements not related to California income tax law.

         This opinion is given as of and speaks only as of the Effective Date and as of the date hereof, based upon California income tax law as of the Effective Date and the date hereof.



Board of Directors
California Daily Tax Free Income Fund, Inc.
April 30, 1999
Page 2


         This letter may be relied upon by you and your counsel, and may not be used or relied upon by any other person or entity. This letter may not be used, circulated, quoted or otherwise referred to in connection with the offering of shares in the Fund, nor provided in any manner to any person other than (a) Reich & Tang Asset Management L.P. or any employee, officer, director or counsel of the foregoing, or (b) a duly authorized governmental agency, without our express written approval.


                                                         Very truly yours,